                                                                   EXHIBIT 10.27


                  ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS

                    THE WESTMORELAND COMPANY, INC., AS SELLER
                                       AND
                             SERIES A, LLC, AS BUYER

      ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

      DATE OF AGREEMENT: September 15, 2005

      ORIGINAL BUYER: Series A, LLC

      ASSIGNED TO: Cole FE Rockford IL, LLC

      PROPERTY ADDRESS: 3901 Dawes Road, Rockford, IL 61102

      ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

      ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

      Executed this 8th day of December, 2005.

ASSIGNOR:                               ASSIGNEE:

SERIES A, LLC                           COLE FE ROCKFORD IL, LLC

                                        By Cole REIT Advisors II, LLC
By: /S/  John M. Pons                   its Manager
    -------------------------------
    John M. Pons
    Authorized Officer
                                           By: /S/  John M. Pons
                                               ---------------------------
                                               John M. Pons
                                               Senior Vice President

================================================================================

                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS

                                 By and Between

                         THE WESTMORELAND COMPANY, INC.

                             an Alabama corporation
                                    as Seller

                                       and

                                  SERIES A, LLC

                      an Arizona limited liability company
                                    as Buyer

                         Dated as of September 15, 2005

                         Re:     FDXG Facility
                                 Rockford, Illinois

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
1.    Certain Basic Definitions..........................................

2.    Sale of Property; Purchase Price...................................
      2.1      Sale of Property..........................................
      2.2      Purchase Price............................................

3.    Escrow; Closing Conditions.........................................
      3.1      Escrow....................................................
      3.2      Closing Date..............................................
      3.3      Buyer's Conditions to.....................................
      Closing............................................................
      3.4      Approval..................................................
      3.5      Termination...............................................
      3.6      Seller's Conditions to Closing............................
      3.7      Title and Title Insurance.................................
      3.8      Closing Costs and Charges.................................
      3.9      Deposit of Documents and Funds by Seller..................
      3.10     Deposit of Documents and Funds by Buyer...................
      3.11     Delivery of Documents and Funds at Closing................
      3.12     Prorations and Adjustments................................

4.    Reserved...........................................................

5.    Reserved ..........................................................

6.    Commissions........................................................

7.    Damage or Destruction; Condemnation................................

8.    Seller's Representations, Warranties and Covenants.................

9.    Buyer's Representations and Warranties.............................

10.   Default............................................................

11.   Waiver of Trial by Jury............................................

12.   Attorneys' Fees....................................................

13.   Notices............................................................

14.   Amendment; Complete Agreement......................................

15.   Governing Law......................................................


16.   Severability.......................................................

17.   Counterparts, Headings, and Defined Terms..........................

18.   Time of the Essence................................................

19.   Waiver.............................................................

20.   Third Parties......................................................

21.   Additional Documents...............................................

22.   Independent Counsel................................................

23.   Condition of Property..............................................

24.   Property "AS IS"...................................................

25.   Governmental Approvals.............................................

26.   Release............................................................

27.   Hazardous Materials................................................

28.   Indemnification....................................................

29.   Assignment.........................................................

30.   Successors and Assigns.............................................

31.   Exhibits...........................................................

32.   No Reservation of Property.........................................

33.   Duty of Confidentiality............................................

34.   Survival...........................................................

35.   1031 Exchange......................................................

                         AGREEMENT OF PURCHASE AND SALE
                                       AND
                            JOINT ESCROW INSTRUCTIONS

      THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made as of this 15 day of September 2005 (the "Effective Date"), by and between THE WESTMORELAND COMPANY, INC., an Alabama corporation ("Seller"), and SERIES A, LLC, an Arizona limited liability company ("Buyer").

                                R E C I T A L S:

      A Seller desires to sell and Buyer desires to buy the Property (defined below), subject to satisfaction of the conditions contained herein.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                                    AGREEMENT

      For purposes of this Agreement, the following terms shall have the following definitions:

      1     Certain Basic Definitions.

            1.1   "Broker" means:
                  Stan Johnson Company
                  6120 S. Yale Avenue, Suite 813
                  Tulsa, OK 74136
                  Fax No.: (918) 494-2692

            1.2   "Buyer's Address" means:
                  SERIES A, LLC
                  2555 E. Camelback Road, Suite 400
                  Phoenix, AZ 85016
                  Attention: Legal Department
                  Telephone No.: (602) 468-3333
                  Facsimile No.: (602) 778-8767
                  E-Mail: mcocci@colecapital.com

                  With a copy at the same time to:
                  Bennett Wheeler Lytle & Cartwright, PLC
                  3838 N. Central Avenue, Suite 1120
                  Phoenix, AZ 85012
                  Attention: Kevin T. Lytle, Esq.
                  Telephone No.: (602) 445-3434
                  Facsimile No.: (602) 266-9119
                  E-Mail: klytle@bwlclaw.com

            1.3 "Closing Date" means 12:00 noon Phoenix, Arizona time on or before November 9, 2005, provided, however, Buyer shall have the right to designate an earlier date upon providing Seller at least ten (10) business days prior notice thereof but not prior to September 15, 2005. Buyer may extend the Closing Date for up to an additional thirty (30) days upon delivery of written notice to extend the Closing Date to Title Company and to Seller prior to the original Closing Date and by depositing an additional Fifty Thousand and no/100 Dollars ($50,000.00) of earnest money with Title Company. For purposes of this Agreement, any additional earnest money deposited with Title Company pursuant to this Section 1.3 shall be added to and become a part of the Deposit (as defined below).

            1.4 Reserved.

            1.5 "Deposit" means Seventy-Five Thousand and No/100 Dollars ($75,000.00), to be deposited with the Title Company within five (5) business days after the execution hereof. The Title Company shall place the Deposit in an interest-bearing account. The interest which accrues on the Deposit shall be for the benefit of Buyer in the event that closing does not occur for any reason other than Buyer's default hereunder and for the benefit of Buyer, to be credited against the Purchase Price, in the event that closing does occur. Interest shall only accrue to the benefit of Seller, in the event that Buyer defaults hereunder.

            1.6 "Due Diligence Period" means 5:00 p.m., MST, on that date which is thirty (30) days from the later of (i) that date which Seller delivers to Buyer all of the Due Diligence Items, identified on Exhibit B attached hereto and made a part hereof, or (ii) that date Title Company acknowledges, by its execution of the Acceptance By Title Company made a part hereof, its receipt of this Agreement and its receipt of the Deposit.

            1.7 "Lease" means the lease between Seller and FedEx Ground Package System, Inc. ("FDXG") dated as of October 25, 1994, as amended, including the Third Amendment dated March 29, 2005.

            1.8 "Personal Property" means Seller's interest, if any, in any tangible personal property owned by Seller and located on the Real Property, together with Seller's interest, if any, in any licenses, permits, warranties, and guaranties relating to the Property and any intangible property related to the Real Property, including building name and telephone number.

            1.9 "Property" means (i) the Lease; (ii) the Real Property and (iii) Personal Property, collectively.

            1.10 "Purchase Price" means the sum of Six Million One Hundred Fifty Thousand Dollars ($6,150,000).

            1.11 "Real Property" means the improved real property located in Rockford, Illinois, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with buildings, structures, fixtures and other improvements now or hereafter located thereon, and all rights and appurtenances thereto.

            1.12 "Seller's Address" means:

                  200 Randolph Avenue
                  Huntsville, AL 35801
                  Attention: Mr. Jada Leo
                  Telephone No.: (256) 539-5533
                  Facsimile No.: (256) 539-6024
                  E-mail: jleo@westco.us

                  With a copy at the same time to:

                  Leo & Brooks, LLC
                  200 Randolph Ave, Suite 200
                  Huntsville, AL  35801
                  Attention:  Karl W. Leo
                  Telephone No.: (256) 539-6000
                  Facsimile No.: (256) 539-6024
                  E-mail: kleo@leo-law.com

            1.13 "Title Company" means Lawyers Title Insurance Corporation.

            1.14 "Title Company's Address" means:

                  1850 N. Central Avenue, Suite 300
                  Phoenix, AZ 85004
                  Attention:  Allen Brown
                  Telephone No.: (602) 287-3500
                  Facsimile No.: (602) 263-0433
                  E-mail:  abrown@landam.com

      2. Sale of Property; Purchase Price.

            2.1 Sale of Property. Seller shall sell the Property to Buyer, and Buyer shall purchase the Property from Seller, for the Purchase Price and otherwise on the terms and conditions of this Agreement. The Property shall be sold, granted, conveyed, transferred and assigned by Seller to Buyer by appropriate instruments, including a Special Warranty Deed, for the Real Property in the form attached hereto as Exhibit D (the "Deed"), an Assignment and Assumption of Lease for the Lease in the form attached hereto as Exhibit G (the "Assignment of Lease"), a Bill of Sale with general warranties as to title for any Personal Property to be conveyed in the form attached hereto as Exhibit E (the "Bill of Sale"), as well as other instruments as shall be necessary to effect the terms of the conveyance herein embodied. The Deed, the Assignment of Lease and the Bill of Sale shall collectively be referred to herein as the "Transfer Documents."

            2.2 Purchase Price. The Purchase Price shall be payable as follows:

                  2.2.1 Deposit. On or prior to the fifth (5th) business day after the date of this Agreement, Buyer shall deliver to the Title Company the Deposit in the form of a wire transfer or cash or cashier's check drawn on good and sufficient funds made payable to the order of Title Company. The Deposit shall, except as set forth in

Section 7 and Section 10.2, be non-refundable and shall either be applied toward the payment of the Purchase Price on the Close of Escrow or be immediately delivered by the Title Company to Seller if Seller becomes entitled thereto under Section 10.1. The Deposit must be held in an interest bearing account with all interest being for Buyer's benefit. Notwithstanding the foregoing, the Deposit shall be returned to Buyer if this Agreement is terminated pursuant to
Section 3.5, Section 7 or Section 10.2 or the Close of Escrow does not occur as a result of the failure of a condition contained in Section 3.3 or breach of this Agreement by Seller.

                  2.2.2 Balance. Buyer shall deposit into Escrow an amount ("Cash Balance"), in immediately available federal funds equal to the Purchase Price minus the Deposit and increased or decreased, as appropriate, by the amount of any credits due or any items chargeable to Buyer under this Agreement. Buyer shall deposit the Cash Balance into Escrow in the form of immediately available federal funds no later than 12:00 noon, MST, on the Closing Date such that Title Company will be in a position to disburse the cash proceeds to Seller on the Closing Date.

      3. Escrow; Closing Conditions.

            3.1Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by the Title Company in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to the Title Company to open an escrow ("Escrow") for the consummation of the sale of the Property to Buyer pursuant to the terms of this Agreement. Upon the Title Company's written acceptance of this Agreement, the Title Company is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall execute the Title Company's general escrow instructions upon request; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Close of Escrow, the Title Company shall pay any sum owed to Seller with immediately available federal funds.

            3.2 Closing Date. The Escrow shall close ("Close of Escrow") on the Closing Date, provided that all conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived by the party intended to be benefited thereby.

            3.3 Buyer's Conditions to Closing. The Close of Escrow is subject to and contingent on the satisfaction of the following conditions:

                  3.3.1 Inspection. Buyer's approval of the physical condition, and all other matters related to, of the Property at Buyer's sole cost and expense prior to the expiration of the Due Diligence Period. Buyer acknowledges that prior to the expiration of the Due Diligence Period: (i) Buyer will conduct such surveys and inspections, and make such boring, percolation, geologic, environmental and soils tests and other studies of the Property; and (ii) Buyer will have adequate opportunity to make such inspection of the Property (including an inspection for zoning, land use, environmental and other laws, regulations and restrictions) as Buyer has, in Buyer's discretion, deemed necessary or advisable as a condition precedent to Buyer's purchase of the Property and to determine the physical, environmental and land use characteristics of the Property (including, without limitation, its subsurface) and its suitability for Buyer's intended use. Buyer shall protect, indemnify, defend and hold the Property, Seller and Seller's officers, directors, shareholders, participants, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, directly resulting from Buyer's inspection and testing of the Property, except those arising from the release of pre-existing contamination including, except as hereinbefore provided, without limitation, repairing any and all damages to any portion of the Property, directly resulting from Buyer's conducting such inspections, surveys, tests, and studies. Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's right of inspection and the activities contemplated by
Section 3.3.1 of this Agreement. Buyer's indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow. It is understood by the parties that, except as set forth in
Section 8.1, Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller's files or in the documents produced by Seller, including, without limitation, any environmental audit or report. Buyer acknowledges that, except as set forth in Section 8.1, Seller and Seller's affiliates shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.

                  3.3.2 Title Policy. The Title Company's commitment to issue the Buyer's Title Policy complying with the requirements of Section 3.7.2 below; such commitment to be delivered to the Buyer, along with copies of the documents referred to therein, within ten (10) business days of the date of this Agreement.

                  3.3.3 Covenants; Representations and Warranties. Seller having performed and satisfied all agreements and covenants required hereby to be performed by Seller prior to or at the Close of Escrow; and all of Seller's representations and warranties shall be true and correct in all material respects and they and Seller's covenants shall not have been breached as of the date of execution hereof and as of the Close of Escrow.

                  3.3.4 Preliminary Report/Survey. Seller shall deliver to Buyer a copy of Seller's most recent survey (the "Existing Survey") dated April 28, 2005. In addition, Seller shall promptly cause the Existing Survey to be updated and provide to Buyer not later than five (5) business days prior to the expiration of the Due Diligence Period an "As-Built" survey (the "Updated Survey"). To the extent the Updated Survey is not timely delivered, the Due Diligence Period shall be extended so that it expires five (5) business days after Buyer's receipt of the Updated Survey. The Updated Survey shall be prepared in accordance with the quality standards and specifications delivered by Buyer to Seller contemporaneously with the execution and delivery of this Agreement. Buyer shall have until the expiration of the Due Diligence Period (as the same may be extended pursuant to the third sentence of this Section 3.3.4) to review the Title Commitment and the Updated Survey to specifically state in writing any objections ("Objections"). Any items appearing in the Title Commitment or the Updated Survey, which Buyer does not object to within said time period and any matter to which Buyer waives its objection as set forth in sub-paragraph (ii) below shall be deemed a "Permitted Exception." If Buyer gives written notice of any Objections, Seller shall, not more than five (5) business days after its receipt of Buyer's written Objections, advise Buyer which Objections Seller intends to cure. Seller hereby acknowledges and agrees that it shall use its good faith efforts to cure any Objections relating to the payment of liens or encumbrances created by Seller, and may, but shall have no obligation to cure Objections based on matters other than Seller created liens or encumbrances. Seller's lack of response shall be deemed Seller's decision not to cure the Objections. Buyer hereby objects to any deed of trust, mechanics or similar lien filed against the Property and, to the extent such encumbrances were created by or as a result of Seller's acts, Seller agrees to cause such encumbrances to be released by Seller or Seller's lender's at or prior to Closing. If Seller elects to not cure one or more Objections before Close of Escrow, Buyer shall, within five (5) business days after its receipt of such notice, notify Seller of Buyer's election to either (i) terminate this Agreement effective upon giving written notice thereof to Seller and the Title Company and thereupon, Buyer shall be entitled to the return of the Deposit and this Agreement and all obligations hereunder shall thereupon terminate, except those which expressly survive termination; or (ii) waive the Objections Seller has elected not to cure and consummate the purchase of the Property subject to such Objections, which shall be included within the Permitted Exceptions without any abatement or reduction of the Purchase Price.

                  3.3.5 Due Diligence Items. Within five (5) working days from the date of this Agreement, Seller, at Seller's cost, shall deliver to Buyer, to Buyer's Address (without copies to Meyer Unkovic & Scott LLP or Investors Real Estate Agency) the documents and information ("Due Diligence Items") set forth in Exhibit B attached hereto and incorporated herein by this reference. Buyer may, at Buyer's cost, make additional copies of all or any part of the Due Diligence Items. Promptly following any termination of this Agreement by Buyer, Buyer agrees to return to Seller all Due Diligence Items delivered to Buyer by Seller and deliver to Seller copies of any engineering, environmental and other third party reports or surveys obtained or performed by Buyer to the extent such delivery is permitted by the third party that prepared such report, excluding, however, any financial projections or analyses of the Property prepared by or for the account of Buyer and legally related matters. This covenant will survive the termination of this Agreement.

                  3.3.6 Tenant Estoppel, Subordination, Non-Disturbance and Attornment Agreement. Seller shall endeavor to secure and deliver to Buyer by the Close of Escrow, a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") and estoppel certificate ("Estoppel Certificate") for the Lease consistent with the information provided to Buyer and summarized in Section 8.1
(e) hereof and in the form of Exhibit C attached hereto and incorporated herein by this reference, or forms reasonably satisfactory to Buyer's lender. Buyer may terminate this Agreement upon written notice to Seller if, no less than two (2) business days prior to the Close of Escrow, Seller fails to deliver to Buyer the required Estoppel Certificate and the SNDA. Buyer's receipt of the Tenant Estoppel and SNDA is a condition of Closing. At Closing, if any punch list or incomplete items remain, an amount equal to 125% of the cost to complete such items as estimated by Seller's General Contractor or design professional (or, if unavailable, a design professional reasonably acceptable to Seller and selected and compensated for the preparation of the estimate by Buyer) shall be held in escrow by the Escrow Agent and released pursuant to an escrow agreement to be entered into among Seller, Buyer and Escrow Agent substantially in the form attached hereto as Exhibit I.

                  3.3.7 Delivery of Transfer Documents. Seller shall deliver to Title Company, for delivery to Buyer at Close of Escrow, the executed original Transfer Documents.

                  3.3.8 Reserved.

                  3.3.9 Delivery of Owner's Affidavit. Seller shall endeavor to deposit with Title Company an executed affidavit of Seller and such other documentation as may be reasonably required by Title Company to allow for the deletion of the mechanics' lien exception from the Buyer's Title Policy. Deletion of the mechanics' lien exception is a condition of Closing.

                  3.3.10 Delivery of Certificate of Occupancy. Seller shall endeavor to deliver to Buyer of the Certificate of Occupancy for the improvements on the Real Property not later than ten (10) days prior to the Close of Escrow. Delivery of the certificate shall be a condition of Closing.

                  3.3.11 Notice to Tenant. Seller shall deposit with Title Company a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer.

                  3.3.12 Delivery of Personal Property not located on the Real Property. Seller shall deliver to Buyer an original of the Lease, any permits, warranties, guaranties and contracts related to the Property.

      If the foregoing conditions have not been satisfied by the specified date or Close of Escrow as the case may be, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Title Company, to either (i) extend the Close of Escrow for such period of time Buyer believes is reasonably required for Seller to satisfy the unsatisfied condition or conditions, or (ii) cancel this Agreement, whereupon the Deposit plus interest shall be paid immediately by Title Company to Buyer and, except as otherwise provided in this Agreement, neither of the parties shall have any further liability or obligation under this Agreement.

            3.4 Reserved.

            3.5 Termination. Buyer has the right, for any or no reason, on or before the end of the Due Diligence Period (as the same may be extended pursuant to Section 3.3.4), to deliver Seller written notice that Buyer has elected to terminate this Agreement. In such event, the Deposit will be returned to Buyer and the parties will be released from further liability, except that which expressly survives termination. If Buyer fails to timely deliver such notice, Buyer will be deemed to have terminated this Agreement. This is an "all or none" transaction and Buyer has no right to terminate this Agreement except in its entirety.

            3.6 Seller's Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:

                  3.6.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

                  3.6.2 Covenants. Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to or at the Close of Escrow.

            3.7 Title and Title Insurance.

                  3.7.1 Deed. On the Closing Date, Seller shall convey title to the Property to Buyer by special warranty deed in the form of Exhibit D attached hereto and incorporated herein by this reference ("Deed"), subject only to the Permitted Exceptions.

                  3.7.2 Buyer's Title Policy. At the Close of Escrow, the Title Company shall issue to Buyer an Illinois Standard Coverage Owner's Policy of Title Insurance ("Buyer's Title Policy") which:

                        a. shall be written with liability in the amount of the Purchase Price; and

                        b. shall insure title to the Property, to be vested in Buyer free and clear of all liens, claims, encumbrances, reservations, restrictions, charges, equities, rights-of-way and exceptions, except for the Permitted Exceptions.

                  3.7.3 Survey Coverage. Buyer shall have the right to procure survey coverage and such other endorsements to Buyer's Title Policy required by Buyer (the "Endorsements") as long as the issuance of such Endorsements does not delay or extend the Closing Date. Buyer shall pay for (i) the cost of such Endorsements, and (ii) for the cost of any other increase in the amount or scope of title insurance if Buyer elects to increase the amount or scope of title insurance coverage provided in the Buyer's Title Policy.

            3.8 Closing Costs and Charges.

                  3.8.1 Seller's Costs. Seller shall pay (a) the Title Company's escrow fees; (b) all expenses and charges incurred in connection with the discharge of delinquent taxes, if any, which may be required in order for the Title Company to issue the Buyer's Title Policy in accordance with Section 3.7.2(b) above; (c) the cost to record any lien releases or other instruments, if any, filed to cure Objections which Seller agreed to cure; (d) Seller's share of prorations as determined in accordance with Section 3.12; (e) Commissions payable to Broker; (f) Seller's attorneys' fees; and (g) state and city transfer and documentary stamp taxes, if any.

                  3.8.2 Buyer's Costs. Buyer shall pay (a) all document recording charges (except those specifically assumed by Seller); (b) the cost of the Buyer's Title Policy; (c) any environmental survey, appraisal or other diligence expenses; (d) the premium for all endorsements to Buyer's Title Policy; (e) the cost of the Updated Survey; (f) Buyer's attorneys' fees and (g) Buyer's share of prorations as determined in accordance with Section 3.12.

                  3.8.3 Other Costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the County where the Real Property is located.

                  3.9 Deposit of Documents and Funds by Seller. Not later than 11:30 a.m., Rockford, Illinois time on the Closing Date, Seller shall deposit the following items into Escrow, each of which shall be duly executed and acknowledged by Seller where appropriate:

                  3.9.1 The Deed.

                  3.9.2 Two (2) counterparts of the Assignment and Assumption of Lease.

                  3.9.3 Two (2) counterparts of the Bill of Sale.

                  3.9.4 A non-foreign affidavit in the form of Exhibit F attached hereto and incorporated herein by this reference (the "FIRPTA Certificate").

                  3.9.5 The Original Lease.

                  3.9.6 An executed letter to be supplied by Buyer directing tenant under the Lease to make future rental payments to Buyer and specifically attorning to Buyer.

                  3.9.7 A certificate affirming and renewing, as of the Close of Escrow, all of the representations and warranties set forth in this Agreement.

                  3.9.8 Other documents pertaining to Seller's authority to record the Deed that may reasonably be required by the Title Company to close the Escrow in accordance with this Agreement.

                  3.10 Deposit of Documents and Funds by Buyer. Not later than 11:30 a.m., Rockford, Illinois time on the Closing Date, Buyer shall deposit the following items into Escrow:

                  3.10.1 Reserved.

                  3.10.2 Two (2) counterparts of the Assignment and Assumption of Lease, duly executed by Buyer.

                  3.10.3 Two (2) counterparts of the Bill of Sale, duly executed by Buyer; and

                  3.10.4 A certificate affirming and renewing as of the Close of Escrow, all of the representations and warranties set forth in this Agreement.

                  3.10.5 All other documents as may reasonably be required by the Title Company to close the Escrow in accordance with this Agreement.

                  3.10.6 As set forth in Section 2.2.2 hereof, the Cash Balance shall be deposited into escrow by Buyer no later than 12:00 noon, MST, on the Closing Date.

                  3.11 Delivery of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived in writing by the party intended to be benefited thereby and provided, further, that Buyer has not terminated this Agreement pursuant to the terms hereof, on the Closing Date the Title Company shall conduct the closing by recording or distributing the following documents and funds in the following manner:

                  3.11.1 Recorded Documents. Record the Deed, the Assignment and Assumption of Lease in the Official Records of the County in which the Real Property is located;

                  3.11.2 Buyer's Documents. Deliver to Buyer: (a) the original Buyer's Title Policy; (b) an original fully executed counterpart of the Assignment and Assumption of Lease; (c) an original fully executed counterpart of the Bill of Sale; (d) a copy of the original fully executed Deed; (e) an original fully executed FIRPTA Certificate; and (f) other documents identified in Section 3.9 hereof.

                  3.11.3 Purchase Price. Deliver to Seller: (a) the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement, less all items chargeable to Seller under this Agreement;
(b) copies of the fully executed Assignment and Assumption of Lease and Bill of Sale, and (c) other documents identified in Section 3.10 hereof.

            3.12 Prorations and Adjustments.

                  3.12.1 General. Any matters set forth below shall be prorated as of midnight on the day preceding the Close of Escrow. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore responsible for the expenses, for the entire day upon which the Close of Escrow occurs. If, however, Seller fails to receive the Purchase Price in its account on the Closing Date, such prorations will be adjusted to reflect Seller as in title through the date preceding the date of such receipt.

                  3.12.2 Rentals. All rents shall be prorated as of midnight on the day preceding the Close of Escrow.

                  3.12.3 Taxes and Assessments. All real estate taxes and current installments of assessments affecting the Property are the responsibility of FDXG under the Lease, shall not be charged to = Seller. Buyer shall look solely to FDXG under the Lease to recover such taxes.

                  3.12.4 Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes and income taxes) such as rental taxes, and other expenses affecting the Property which are payable by Seller and any other costs incurred in the ordinary course of business or the management and operation of the Property are the responsibility of FDXG under the Lease and shall not be prorated.

                  3.12.5 Tenant Deposits. There are no tenant deposits to transfer.

                  3.12.6 Method of Proration. The Title Company shall, with the assistance of Buyer and Seller, prepare a schedule of tentative prorations prior to the Closing Date with respect to the Property. Such prorations, if and to the extent known and agreed upon as of the Close of Escrow, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Close of Escrow.

      4.    Reserved.

      5.    Reserved.

      6.    Commissions.

            Buyer and Seller each represent and warrant to the other that there are no commissions, finder's fees or brokerage fees arising out of the transactions contemplated by this Agreement other than a commission payable by Seller to Broker pursuant to a separate agreement payable on the Close of Escrow only. Each party hereto shall indemnify and hold the other harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees or brokerage fees arising out of either party's conduct or the inaccuracy of the foregoing representations and/or warranties of Buyer.

      7. Damage or Destruction; Condemnation. Seller shall bear the risk of loss or damage to the Property from the date of this Agreement until the Close of Escrow. Buyer shall have the right to terminate this Agreement if all or a material part of the Property is destroyed without fault of Buyer or a material part of the Property is taken by or subject to a written threat of taking by eminent domain. Buyer shall give written notice of Buyer's election to either
(i) terminate this Agreement, or (ii) proceed to Closing within five (5) business days after Buyer receives written notice from Seller of any damage to or condemnation of the Property which entitles Buyer to terminate this Agreement. If Buyer does not give such notice, then this Agreement shall be deemed terminated and of no further force or effect. If Buyer elects to proceed to Closing, there shall be no reduction in the Purchase Price, but Seller shall, at Close of Escrow, assign to Buyer (a) any insurance proceeds paid or payable with respect to such damage; or (b) the entire award paid or payable with respect to such condemnation proceeding, whichever is applicable, plus Buyer will receive a credit for the amount of any insurance deductible. As used herein, the term "material part of the Property" means any portion of the Property having a value of $50,000.00 or more, in the aggregate or which would give FDXG the right to abate rent under the Lease or terminate the Lease. If any non-material part of the Property is damaged or taken by or subject to potential or threatened taking by eminent domain without fault of Buyer, Buyer will have no right to terminate, but Seller will assign any insurance proceeds paid or payable with respect to such damage to Buyer, plus give Buyer a credit for the amount of any insurance deductible or the entire condemnation award paid or payable with respect to such condemnation proceeding.

      8.    Seller's Representations, Warranties and Covenants.

            8.1 Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date:

                  (a) Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation. Seller is duly qualified and in good standing to do business in the State of Illinois.

                  (b) Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement.

                  (c) To Seller's Actual Knowledge, there is no pending condemnation or similar proceeding by any person or entity regarding the Property.

                  (d) To Seller's Actual Knowledge, there is no pending litigation or administrative proceedings which could adversely affect title to the Property or any part thereof or the ability of Seller to perform any of its obligations hereunder.

                  (e) The Lease is in full force and effect, and has not been amended or modified, except as may be otherwise disclosed to Buyer in writing. To the best of Seller's knowledge, information and belief, Seller has performed and complied with all of its obligations under the Lease other than matters described in Section 8.4(e) and Seller has received no notice from FDXG under the Lease alleging or claiming a default of the Seller under the Lease; nor has Seller received notice from FDXG indicating such tenant is entitled to any offsets or defenses against the prompt, current payment of rent under the Lease. To the best of Seller's knowledge, information and belief, FDXG actually occupies the premises which are the subject of the Lease. No rent under the Lease has been collected in advance of the current month and there are no concessions, bonuses, free months' rental, rebates or other matter affecting a rental for the tenant under the Lease. Except for those matters to be satisfied at Closing, Seller is the owner of the entire lessor's interest in and to the Lease and the Lease or the rentals or other sums payable thereunder have not been assigned or otherwise encumbered.

                  (f) To the Seller's Actual Knowledge, there are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property.

                  (g) To Seller's Actual Knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property.

                  (h) To Seller's Actual Knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities.

                  (i) Other than this Agreement and contracts which have terminated, Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party and Seller will not enter into nor execute any such agreement without Buyer's prior written consent.

                  (j) Seller has not and will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller's Actual Knowledge after due inquiry, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations.

                  (k) This transaction will not in any way violate any other agreements to which Seller is a party.

                  (l) No leasing commissions will be due or owing in connection with the Lease on or on account of any tenancy or occupancy in effect on the Close of Escrow.

      By executing and delivering the documents listed in Section 3.9, Seller shall be deemed to have made all of the foregoing representations and warranties as of the date hereof and as of Closing. If any of the foregoing shall be found to be incorrect prior to Closing, Buyer shall be entitled either to waive same and close this transaction, or terminate this Agreement. In the event Buyer elects to terminate this Agreement as set forth in the above sentence, Escrow Agent shall return the Deposit to Buyer and neither party to this Agreement shall thereafter have any further rights or obligations hereunder (except for those items which expressly survive termination). As used herein, the term "Seller's Actual Knowledge" means the actual knowledge of Jada Leo and Karl Leo (together "the Leos") without any duty of inquiry or investigation. The Leos have no personal liability under this Agreement and are currently employees of Seller most likely to know about the matters described in the foregoing representations. All representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and Close of Escrow. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive Close of Escrow for a period of twelve (12) months; thereafter, all claims arising out of the representations and warranties of any kind shall be barred.

            8.2. Seller shall, on the Close of Escrow, by written certification, renew and affirm each of the representations set forth in Subparagraphs (a) through (l) of Section 8.1, which representations shall survive the Close of Escrow.

            8.3. From and after the date of this Agreement and until the Close of Escrow, Seller will keep the Property in the same order and condition as it is as of the date hereof. Seller will be responsible for all operating costs, bills, charges and liabilities for services rendered prior to the Close of Escrow and Seller will indemnify Buyer against any such bills, charges and liabilities.

            8.4 Seller covenants and agrees as follows:

                  (a) After the date of this Agreement, Seller will not enter into any leases or grant, suffer, or permit any additional encumbrances affecting title to the Property, without in each case, receiving Buyer's consent.

                  (b) Seller will continue to operate the Property in accordance with Seller's current practice, but such covenant does not require Seller to incur any capital expenditures or make any alterations, repairs or improvements to the Property, except if an emergency and except as required under the Lease.

                  (c) Seller will advise Buyer promptly of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Seller has knowledge or notice.

                  (d) Seller will promptly notify Buyer of any condemnation or threatened condemnation of the Property or any portion thereof.

                  (e) After Closing, Seller shall at its sole cost and expense complete the Construction Work as required under the Lease and in accordance with the plans and specifications attached hereto as Exhibit H. Buyer shall provide Seller full access to the Property at all times until the Construction Work is complete. Seller shall cause the construction architect to issue its completion certificate and shall provide Buyer with all required occupancy certificates. Seller shall assign to Buyer any unexpired and assignable warranties Seller receives from manufacturers, contractors or others with respect to the roof, structure and construction work. If any lien related to the construction work shall be filed against the Property, Seller shall have sixty
(60) days after notice from Buyer to remove such lien or provide Buyer with satisfactory security. Seller shall protect, indemnify, defend and hold the Property, Buyer and Buyer's officers, directors, shareholders, participants, affiliates, employees, heirs, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, resulting from the Construction Work. Seller's indemnification obligations set forth herein shall survive the Close of Escrow.

      9.    Buyer's Representations and Warranties.

            Buyer represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:

            9.1 Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation.

            9.2 Buyer has full power and authority to execute, deliver and perform Buyer's obligations under this Agreement.

      10.   Default.

            10.1 LIQUIDATED DAMAGES - DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS ELECTED TO CONTINUE THIS AGREEMENT AFTER THE EXPIRATION OF THE DUE DILIGENCE PERIOD (AS THE SAME MAY BE EXTENDED PURSUANT TO Section 3.3.4) AND IF THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED FOR ANY REASON OTHER THAN SELLER'S DEFAULT UNDER THE AGREEMENT OR BUYER'S EXERCISE OF ITS RIGHT TO TERMINATE THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER'S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S OBLIGATIONS UNDER INDEMNITY PROVISIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

            10.2 Buyer's Remedies. If Seller breaches this Agreement, Buyer may, at Buyer's sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity; provided, however, that Buyer shall make no claim for exemplary or consequential damages (including but not limited to loss of tax-free exchange opportunity).

            10.3 No Contesting Liquidated Damages. As material consideration to each party's agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

      11.   Waiver of Trial by Jury.

            Seller and Buyer, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

      12.   Attorneys' Fees.

            If there is any litigation to enforce any provisions or rights arising herein in accordance with Section 10.2, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.

      13.   Notices.

            All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective upon the earlier of the following to occur: (a) when delivered to the recipient; or (b) three (3) business days after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth herein; or (c) upon transmission if sent by facsimile as long as confirmation is received and such notice is also sent on the same day by certified mail, return receipt requested or by overnight delivery with a nationally recognized delivery service. All notices to Seller shall be sent to Seller's Address. All notices to Buyer shall be sent to Buyer's Address, with a copy as provided in Section 1.2. All notices to Title Company shall be sent to Title Company's Address. The foregoing addresses may be changed by written notice given in accordance with this Section. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday.

      14.   Amendment; Complete Agreement.

            All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.

      15.   Governing Law.

            This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.

      16.   Severability.

            If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby (except if same would substantially alter the economic agreement of the parties herein), and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      17.   Counterparts, Headings, and Defined Terms.

            This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one Agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

      18.   Time of the Essence.

            Time is of the essence of this Agreement. In the event that any relevant date under this Agreement shall fall on a Saturday, Sunday or legal holiday under the laws of the State of Illinois or the United States, then the date for performance hereunder shall be extended until the next day which is not a Saturday, Sunday or legal holiday.

      19.   Waiver.

            No waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

      20.   Third Parties.

            This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

      21.   Additional Documents.

            Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

      22.   Independent Counsel.

            Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

      23.   Condition of Property.

            Buyer represents and warrants, which representations and warranties shall survive the Close of Escrow and not be merged with the Deed, that, as specified in Section 3.3.1 hereof, Buyer has, or shall have inspected and conducted tests and studies of the Property, and that Buyer is or will be prior to the Close of Escrow familiar with the general condition of the Property. Buyer understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. Seller shall have no responsibility or liability, except as otherwise expressly set forth herein, with respect to any such occurrence or condition. Buyer represents and warrants that, except as otherwise expressly set forth herein, Buyer is acting, and will act, only upon information obtained by Buyer directly from Buyer's own inspection of the Property.

      24.   Property "AS IS".

            24.1 No Side Agreements or Representations. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

            24.2 "AS IS" CONDITION. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR THOSE WARRANTIES OF SELLER SET FORTH IN THIS

AGREEMENT. EXCEPT FOR THOSE WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION. BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER'S BEHALF CONCERNING THE PROPERTY, EXCEPT THOSE WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR THOSE WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT, BUYER IS TAKING THE PROPERTY "AS IS" WITH ALL LATENT AND PATENT DEFECTS AND THAT, EXCEPT FOR THOSE WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR THOSE WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS CONTRACT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND THOSE WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT).

      25.   Governmental Approvals.

            Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for a zoning change, variance, subdivision map, lot line adjustment or other discretionary governmental act, approval or permit with respect to the Property prior to the Close of Escrow, and Buyer agrees not to do so without Seller's prior written approval, which approval may be withheld in Seller's sole and absolute discretion. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Close of Escrow unless first approved by Seller, which approval Seller may withhold in Seller's sole discretion. Buyer's obligation to purchase the Property shall not be subject to or conditioned upon Buyer's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit.

      26.   Reserved.

      27.   Reserved.

      28.   Reserved.

      29. Assignment. Buyer shall not assign this Agreement without Seller's prior written consent, which consent may be withheld in Seller's sole and absolute discretion, provided that Buyer may, without Seller's consent, assign this Agreement to an entity controlled by or under common control with Buyer, as long as (a) Buyer notifies Seller at least five (5) business days prior to the Closing Date of such assignment; and (b) delivers to Seller an assumption agreement which provides that Buyer will remain liable hereunder notwithstanding such assignment. Any purported assignment in violation of the terms of this Agreement shall be void.

      30. Successors and Assigns. This Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

      31. Exhibits. Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibits attached to this Agreement, unless the context requires otherwise. Each such exhibit is incorporated herein by this reference.

      32. No Reservation of Property. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller.

      33. Duty of Confidentiality. Buyer and Seller represent and warrant that each shall keep all information and/or reports obtained from the other, or related to or connected with the Property, the other party, or this transaction, confidential and will not disclose any such information to any person or entity without obtaining the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, provided each party may disclose such information to its agents, contractors, engineers, accountants, attorneys, investors and lenders as long as such parties agree to maintain the confidentiality thereof.

      34. Survival. Unless otherwise specifically set forth in this Agreement, none of the representations, warranties or indemnities set forth herein shall survive the Close of Escrow. As to any representations, warranties or indemnities set forth herein which expressly survive the Close of Escrow no lawsuit may be filed or claim made unless filed or made on or before the second
(2nd) anniversary of the Closing Date.

      35. 1031 Exchange. Seller may, at Seller's option, elect to structure this transaction as a "like-kind" exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. In such event, Buyer agrees to reasonably cooperate with Seller in so structuring this transaction, including execution of appropriate assignments and other documents at the Closing. Buyer will not, however, be required to incur any additional costs or assume any additional liabilities unless reimbursed by Seller. Further, the Closing Date may not be postponed solely to effectuate such exchange unless otherwise agreed by Buyer and Seller.

            Buyer may, at Buyer's option, elect to structure this transaction as a "like-kind" exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. In such event, Seller agrees to reasonably cooperate with Buyer in so structuring this transaction, including execution of appropriate assignments and other documents at the Closing. Seller will not, however, be required to incur any additional costs or assume any additional liabilities unless reimbursed by Buyer.

Further, the Closing Date may not be postponed solely to effectuate such exchange unless otherwise agreed by Buyer and Seller.

                               SIGNATURE PAGE FOR
                     REAL ESTATE PURCHASE AND SALE AGREEMENT

EXECUTED on the date(s) set forth next to the signatures of Seller and Buyer below.

SELLER:

THE WESTMORELAND COMPANY, INC., AN ALABAMA CORPORATION

By: /S/  Jada R. Leo
    -----------------------
    Jada R. Leo

Its: President

Date of Seller's Signature: 9/14/05

BUYER:

SERIES A, LLC, AN ARIZONA LIMITED LIABILITY COMPANY

By: /S/  John M. Pons
    -----------------------
    John M. Pons
Its: Authorized Officer

Date of Buyer's Signature: 9/12/05

                           ACCEPTANCE BY TITLE COMPANY

      The Title Company acknowledges receipt of the foregoing Agreement, together with the $75,000 Deposit, and accepts the instructions contained therein.

Dated: September 19, 2005

                                             LAWYERS TITLE INSURANCE CORPORATION

                                             By: /S/  Allen S. Brown
                                                 -------------------------------

                                             Name: Allen S. Brown

                                             Title: Accounts Administrator

                                  EXHIBIT LIST


EXHIBIT "A"       Legal Description

EXHIBIT "B"       Due Diligence Items

EXHIBIT "C"       Tenant Estoppel, Subordination, Non-Disturbance and
                   Attornment Agreement

EXHIBIT "D"       Special Warranty Deed

EXHIBIT "E"       Bill of Sale

EXHIBIT "F"       FIRPTA Certificate

EXHIBIT "G"       Assignment and Assumption of Lease

EXHIBIT "H"       Construction Work

EXHIBIT "I"       Post-Closing Holdback/Escrow Agreement